Exhibit 5.1

Opinion

18 April 2019

Matter No: 828638

Doc Ref: 105054523
+852 2842 9532

Wynne.Lau@conyersdill.com

Luckin Coffee Inc.

Cricket Square, Hutchins Drive

P.O. Box 2681

Grand Cayman KY1-1111

Cayman Islands

Dear Sirs,

Re: Luckin Coffee Inc. (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of Class A ordinary shares, par value US$0.000002 each of the Company (the “Class A Ordinary Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed (1) the currently adopted fourth amended and restated memorandum and articles of association of the Company, (2) the  written resolutions of all directors of the Company dated 16 April 2019, and written resolutions of all members of the Company dated 16 April 2019 (the “Listing Resolutions”), (3) the draft fifth amended and restated memorandum and articles of association of the Company conditionally adopted pursuant to the Listing Resolutions and proposed to become effective prior to the closing of the Company’s initial public offering of Class A Ordinary Shares represented by American Depositary Shares (the “Listing M&As”), (4) a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 17 April 2019 (the “Certificate Date”), (5) a copy of the register of members of the Company received from the Company on 18 April 2019, and (6) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Listing Resolutions have been passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended, (e) that the Listing M&As will become effective prior to the closing of the Company’s initial public offering of Class A Ordinary Shares represented by American Depositary Shares, (f) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (g) that upon issuance of any Class A Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (h) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                          The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date.  Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

2.                          When issued and paid for as contemplated by the Registration Statement and registered in the register of members of the Company, the Class A Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.                          The statements in the Prospectus under the caption “Taxation — Cayman Islands Taxation” insofar and to the extent that they constitute a summary or description of the laws and regulations of the Cayman Islands fairly and accurately present the information and summarise the matters referred to therein and nothing has been omitted from such statements that would make them misleading in any material respect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforcement of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman